UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2011

HOMELAND SECURITY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23279	52-2050585
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 North Glebe Road, Suite 550 Arlington, VA	22201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 528-7073

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2011, Homeland Security Capital Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Perma-Fix Environmental Services, Inc., a Delaware corporation (“PESI”), and Safety & Ecology Holdings Corporation, a Nevada corporation and a wholly-owned subsidiary of the Company (“SEHC”), pursuant to which PESI agreed to purchase 100% of the outstanding capital stock of SEHC (the “Sale”), consisting of 20 shares of common stock, par value $0.001 per share, and 10,550,000 shares of Series A Preferred Stock, par value $0.001 per share (collectively, the “SEHC Shares”). The consummation of the Purchase Agreement and the transactions contemplated thereby will result in the sale of the majority of the assets of the Company.

In consideration for the SEHC Shares, PESI will pay an aggregate purchase price (the “Purchase Price”) of (i) $22,000,000, in cash, subject to working capital adjustments to be determined within 75 days following the closing of the Sale, as set forth in the Purchase Agreement (the “Cash Consideration”), and (ii) an unsecured promissory note in the principal amount of $2,500,000 to be issued by PESI to the order of the Company (the “Note”). $2,000,000 of the Cash Consideration will be deposited in an escrow account to satisfy any claims for indemnity under the Purchase Agreement, in accordance with the terms of an escrow agreement, the form of which is attached as an exhibit to the Purchase Agreement (the “Escrow Agreement”). As part of the Sale, up to $1,000,000 will be used by the holders of the Company’s Series I Convertible Preferred Stock (the “Management Investors”) to purchase shares of PESI’s common stock at closing (the “PESI Stock Consideration”). In addition to the PESI Stock Consideration, the Management Investors will receive, on an aggregate basis, (i) up to $125,000 of the Cash Consideration, $100,000 of which will be held in the escrow account under the terms of the Escrow Agreement, and (ii) up to $100,000 in the principal amount of the Note, plus accrued interest as described below, for a total exchange consideration of up to $1,225,000 (such amount, the “Exchange Consideration”), under the terms of an Exchange Agreement (the “Exchange Agreement”), which will be executed at the closing of the Sale. In consideration for the Exchange Consideration, the Management Investors have agreed to cancel their Series I Convertible Preferred Stock and warrants in the Company. The Exchange Consideration is subject to the same indemnification obligations to which the Company is subject under the terms of the Purchase Agreement.

The Note shall bear an annual interest rate equal to 6% (except that in the event of an Event of Default, as defined in the Note, the annual interest rate shall automatically increase to 12% so long as an Event of Default continues) and may be subject to offset of amounts the Company owes to PESI for any outstanding indemnification claim, but only after PESI has exhausted its remedies against the escrow account. The Note shall be payable over a three (3) year period in thirty-six (36) equal monthly installments. In addition, in the event of an Event of Default, as more fully set forth in the Note, the Company has the option to convert the unpaid portion of the Note into restricted shares of PESI Common Stock in accordance with the formula set forth therein (the “ (the “Payoff Shares”). Upon issuance of the Payoff Shares, the Company and PESI will enter into a registration rights agreement, the form of which is attached to the Purchase Agreement as an exhibit (the “Registration Rights Agreement”), pursuant to which the Company would be entitled to certain piggyback registration rights with respect to the Payoff Shares.

The Purchase Agreement and the transactions contemplated thereby are expected to close upon the satisfaction of customary closing conditions, as well as certain other conditions, such as, among others, (i) the parties must agree on the amount of “allowance for doubtful accounts” included on the Estimated Closing Balance Sheet (as defined in the Purchase Agreement), (ii) the execution of an employment agreement between PESI and Christopher P. Leichtweis, the Company’s current president and a director and the chief executive officer of SEHC, who is expected to serve as PESI’s senior vice president and the president of SEHC, (iii) the delivery of evidence reasonably satisfactory to PESI and its counsel that the Company’s liabilities, on a consolidated basis as reflected as the total liabilities on the Estimated Closing Balance Sheet and determined in accordance with GAAP, do not exceed $15 million as of the closing of the Sale, and (iv) PESI obtains financing from its lender to consummate the Sale.

The Purchase Agreement also contains customary representations and warranties, covenants and indemnification provisions made by each party.

On July 15, 2011, we received the consent of a majority of the Company’s stockholders, acting by written consent in lieu of a meeting, approving and authorizing the Sale pursuant to the Purchase Agreement. The number of votes held by the stockholders executing the consent is sufficient to satisfy the stockholder vote requirement for the Sale under applicable law and the Company’s charter documents. The Sale of SEHC pursuant to the Purchase Agreement and the transactions contemplated thereby will not become effective until at least 20 calendar days after an Information Statement will be furnished to the Company’s stockholders informing them of the actions taken by the stockholders in connection with the Purchase Agreement as required under Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, the Note and the Exchange Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, and this subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01 Other Events.

On July 19, 2011, the Company issued a press release announcing the Sale described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to our internet address shall, under any circumstances, be deemed to incorporate the information available at our internet address into this Current Report on Form 8-K. The information available at our internet address is not part of this Current Report on Form 8-K or any other report filed by us with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated July 15, 2011, by and among Homeland Security Capital Corporation, Perma-Fix Environmental Service, Inc. and Safety & Ecology Holdings Corporation.

10.2	The form of Non-negotiable Promissory Note.

10.3	The form of Exchange Agreement to be entered into by and among Homeland Security Capital Corporation and certain of its holders of Series I Convertible Preferred Stock and Warrants.

99.1	Press release, dated July 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOMELAND SECURITY CAPTIAL CORPORATION

By:	/s/ C. Thomas McMillen

Name: C. Thomas McMillen Title: Chief Executive Officer

Date: July 19, 2011